SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2010

EDGAR Online, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	001-32194	06-1447017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Washington Street Norwalk, Connecticut	06854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 852-5666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2010, EDGAR Online, Inc. (the “Registrant”) announced that Philip D. Moyer, the Chief Executive Officer and President of the Registrant, will resign from the Registrant, effective September 30, 2010 (the “Separation Date.”) Following his resignation, which he submitted on September 9, 2010, Mr. Moyer will serve as an advisor both to the Registrant’s Board of Directors and to the management team to assist the Registrant in transitioning his responsibilities.

The compensatory terms and other material terms of Mr. Moyer’s advisory relationship and severance will be disclosed as soon as available.

John M. Connolly, a member of the Registrant’s Board of Directors, has been named interim President and Chief Executive Officer, effective on September 30, 2010. Mr. Connolly has been a member of the Registrant’s Board of Directors since January 2010 and is currently an Operating Partner of Bain Capital Ventures, the Boston-based venture capital affiliate of Bain Capital, a private investment firm. Mr. Connolly’s extensive operational experience includes serving as President and Chief Executive Officer of ISS, which provides proxy voting, corporate governance, compliance, and risk management solutions, until its sale to RiskMetrics in 2006. Previously, Mr. Connolly founded Mainspring Inc., a provider of strategic consulting, research, and advisory services to Fortune 1000 companies. Under his leadership, Mainspring grew from a start up to a publicly traded company and was purchased by IBM in 2001. Mr. Connolly went on to serve as Global General Manager of IBM’s financial services business consulting practice.

The compensatory and other material terms of Mr. Connolly’s interim appointment will be disclosed as soon as available.

The Registrant has commenced an executive search for a permanent replacement as Chief Executive Officer.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 13, 2010, of the Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR Online, Inc.

By:	/S/ DAVID PRICE
David Price
Chief Financial Officer

Dated: September 13, 2010